                                                                  EXHIBIT 3(b)


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                           INTERSTATE HOTELS COMPANY

                              AMENDED AND RESTATED
                                     BYLAWS


                            As Adopted and in Effect
                              as of June 25, 1996




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
                           INTERSTATE HOTELS COMPANY

                              AMENDED AND RESTATED
                                     BYLAWS


ARTICLE I - SHAREHOLDERS' MEETINGS

1.1.     Time and Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.2.     Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.3.     Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.4.     Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.5.     Record Date for Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.6.     Judges of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.7.     Quorum; Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.8.     Action by Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.9.     Order of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II - DIRECTORS

2.1.     Powers of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2.2.     Number, Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2.3.     Vacancies and New Directorships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2.4.     Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
2.5.     Nominations of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
2.6.     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.7.     Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.8.     Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.9.     Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.10.    Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.11.    Telephone Participation in Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.12.    Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
2.13.    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.14.    Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE III - NOTICES

3.1.     Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
3.2.     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IV - OFFICERS

4.1.     Enumeration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.2.     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.3.     Succession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.4.     Authority and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE V - DIRECTORS' LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

5.1.     Directors' Personal Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
5.2.     Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI - INDEMNIFICATION

6.1.     Mandatory Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
6.2.     Mandatory Advancement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
6.3.     Permissive Indemnification and Advancement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
6.4.     Scope of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.5.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.6.     Contracts and Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.7.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
6.8.     Definition of Corporation for this Article VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VII - SHARES OF CAPITAL STOCK

7.1.     Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
7.2.     Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
7.3.     Classes of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
7.4.     Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
7.5.     Lost, Stolen, Destroyed, or Mutilated Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
7.6.     Record Date for Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
7.7.     Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VIII - GENERAL PROVISIONS

8.1.     Corporate Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
8.2.     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.3.     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.4.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.5.     Reliance upon Books, Reports, and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.6.     Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.7.     Effect of Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
8.8.     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE IX - AMENDMENTS

9.1.     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
9.2.     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                          AMENDED AND RESTATED BYLAWS

                                       OF

                           INTERSTATE HOTELS COMPANY
                      ___________________________________


                                   ARTICLE I

                             SHAREHOLDERS' MEETINGS


         1.1. TIME AND PLACE OF MEETINGS. All meetings of the shareholders for the election of Directors or for any other purpose will be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, and stated in the notice of meeting. The Board or the Chairman may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

         1.2. ANNUAL MEETING. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting in accordance with Section 1.9 of these Bylaws will be held at such time and on such date as may be designated by the Board or, in the absence of a designation by the Board, the Chairman.

         1.3. SPECIAL MEETINGS. (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, may be called only by (i) the Chairman and
(ii) the Secretary within 10 calendar days after receipt of the written request of 80% of the Whole Board. Any such request by 80% of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

         (b) Upon the receipt by the Corporation of a written request executed by the holders of not less than 25% of the outstanding Voting Stock (a "Meeting Request"), the Board will (i) call a special meeting of the shareholders for the purpose specified in such Meeting Request (which may not, however, include the removal of Directors other than for cause, the increase or decrease in the number of Directors, or any other action affecting the composition of the Board or any committee thereof) and (ii) fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting (which record date will not be later than 60 calendar days after the date of receipt by the Corporation of the Meeting Request); provided, however, that no separate special meeting of shareholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board calls an annual or special meeting of shareholders to be held not later than 90 calendar days after receipt of such Meeting Request and (B) the purposes of such annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in such Meeting Request.

         1.4. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders, stating the place, date, and hour of such meeting and, in the case of a special meeting, the general nature of the business to be transacted, will be given by, or at the direction of, the Secretary or any other person authorized to call such meeting to each shareholder of record entitled to vote at such meeting, not less than five calendar days prior to the date named for the meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         1.5. RECORD DATE FOR MEETINGS. The Board may fix a time prior to the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting. Except in the case of an adjourned meeting, the record date will be not more than 90 calendar days prior to the date of the meeting of shareholders. Only shareholders of record on the record date will be entitled to notice of, and to vote at, such meeting notwithstanding any transfer of shares on the books of the Corporation after the record date. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination will apply to any adjournment thereof unless the Board fixes a new record date of the adjourned meeting. If a record date is not fixed by the Board, the record date for determining shareholders entitled to notice of, or to vote at, a meeting of the shareholders will be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

         1.6. JUDGES OF ELECTION. The Board may appoint one or more judges of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate judges of election to replace any judge of election who fails to act. If no judge of election or alternate is able to act at a meeting of shareholders, the presiding officer of the meeting may appoint one or more substitute judges of election.

         1.7. QUORUM; ADJOURNMENTS. Except as otherwise provided by law or in a Preferred Stock Designation, the presence, whether in person or represented by proxy, of the holders of a majority of the Voting Stock issued and outstanding and entitled to vote on a particular matter to be acted upon at a meeting of the shareholders will constitute a quorum for the purposes of consideration and action on the matter. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting; provided, however, that (i) any such meeting at which Directors are to be elected may be adjourned only from day to day, or for such longer periods (not to exceed 15 calendar days each) as the shareholders present in person or by proxy and entitled to vote direct, until the Directors have been elected, and (ii) those shareholders entitled to vote who attend a meeting called for the election of Directors that has been previously adjourned for lack of a quorum, although constituting less than a quorum as fixed in this
Section 1.7, will nevertheless constitute a quorum for the purpose of electing Directors.

         1.8. ACTION BY SHAREHOLDERS. (a) Except as otherwise provided by law or in the Articles of Incorporation, these Bylaws or a Preferred Stock Designation, each shareholder will be entitled at every meeting of the shareholders to one vote for each share of Voting Stock standing in the name of such shareholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by written proxy.
Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any matter brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote thereon, present in person or by proxy, at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election.

         (b) With respect to any corporate action to be taken at a meeting by a vote of the shareholders entitled to vote thereon, when a quorum is present at such meeting, such action will be authorized by a majority of the votes cast by the holders of the Voting Stock entitled to vote thereon, unless the action is one with respect to which by express provision of law, the Articles of Incorporation, a Preferred Stock Designation, these Bylaws, or action by the Board, a different vote is required, in which case such express provision will govern and control the authorization of such action. For purposes of these Bylaws, the term "cast" does not include recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a matter, whether or not the person entitled to vote characterized the conduct as voting or casting a vote. In an election of Directors, the candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

         1.9. ORDER OF BUSINESS. (a) The Chairman, or if the Chairman is not present thereat such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of the shareholders to order and will act as presiding officer thereof. The presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

         (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with the Articles of Incorporation or these Bylaws.

         (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received by not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
(D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Section 1.10(c), a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.9(c). For purposes of this Section 1.9(c) and Section 2.5(c), "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14, or 15(d) of the Exchange Act or in a document furnished to shareholders. Nothing in this
Section 1.9(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Exchange Act.

         (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman (including without limitation pursuant to a Meeting Request) or a majority of the Whole Board in accordance with Section 1.4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 1.9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                   ARTICLE II

                                   DIRECTORS

         2.1. POWERS OF BOARD OF DIRECTORS. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, all powers vested by law in the Corporation will be exercised by or under the authority of, and the business and affairs of the Corporation will be managed under the direction of, the Board.

         2.2. NUMBER, ELECTION AND TERM OF OFFICE. (a) Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors initially will be seven, and thereafter will not be less than six nor more than ten as may be determined from time to time by (i) a vote of a majority of the Whole Board or (ii) the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class.

         (b) Directors will be elected by the shareholders at an annual meeting of shareholders. Each Director will hold office until the next annual meeting of the shareholders and until his or her successor has been duly elected and qualified.

         (c) Notwithstanding anything contained in the Articles of Incorporation or these Bylaws to the contrary, the term of any Director who is also an officer of the Corporation will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Corporation unless the Board determines otherwise.

         2.3. VACANCIES AND NEW DIRECTORSHIPS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies or the Board resulting from death, resignation, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or, if there is no remaining Director, by the shareholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the term of the directorship for which such Director was so elected and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

         2.4. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office (i) by the Board for cause and upon the vote of a majority of the Whole Board and (ii) by the shareholders with or without cause and only in the manner provided in the Articles of Incorporation; provided, however, that the Chairman may be removed only by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class.

         2.5. NOMINATIONS OF DIRECTORS. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as Directors of the Corporation.

         (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 2.5, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Section 2.5. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made by the Corporation by inclusion in a report filed with the Commission or furnished to shareholders, or by mail, press release, or otherwise more than 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include
(i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;
(v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of any meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.5 and any other applicable provisions of these Bylaws or law, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 2.5, a shareholder must also comply with all applicable requirements of applicable law, including without limitation the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.5.

         2.6. RESIGNATION. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         2.7. REGULAR MEETINGS. Regular meetings of the Board may be held immediately after the annual meeting of the shareholders and at such other time and place as may from time to time be determined by the Board. No notice will be required to be given of any such regular meeting.

         2.8. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman on two days' written or oral notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman in like manner and on like notice on the written request of a majority of the Directors. Special meetings of the Board may be held at such time and place either within or without the Commonwealth of Pennsylvania as is determined by the Board or specified in the notice of any such meeting.

         2.9. QUORUM. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Articles of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum present will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         2.10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board, or at a meeting of the members of any committee thereof, may be taken without a meeting if, prior or subsequent thereto, all members of the Board or committee, as the case may be, consent thereto in writing, and such consent or consents are filed with the minutes or proceedings of the Board or committee.

         2.11. TELEPHONE PARTICIPATION IN MEETINGS. One or more members of the Board, or any committee thereof, may participate in a meeting of the Board, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         2.12. COMMITTEES. (a) The Board, by resolution passed by a majority of the Board, may designate one or more committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (b) Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may, by unanimous action, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (c) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in the resolution of the Board designating such committee, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Except as prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         (d) A majority of the members of any committee the primary responsibilities of which include (i) reviewing the professional services to be provided by the Corporation's independent auditors and the independence of such firm from the Corporation's management, reviewing financial statements with management or independent auditors, and/or reviewing internal accounting controls, (ii) recommending candidates to the Board for nomination for election to the Board, and (iii) reviewing and approving salaries and other compensation, whether cash or non-cash, and benefits of the Corporation's executive officers, will be Directors who are not employees of the Corporation or any affiliate thereof.

         2.13. COMPENSATION. The Board may establish such compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, or for other services by Directors to the Corporation or any of its majority-owned subsidiaries, as the Board may determine.

         2.14. RULES. The Board may adopt rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation.


                                  ARTICLE III

                                    NOTICES

         3.1. GENERALLY. Whenever notice is required to be given to any person by law or under the provisions of the Articles of Incorporation or these Bylaws, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the recipient's address (or to his or her telex, TWX or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it will be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

         3.2. WAIVERS. Whenever notice is required to be given to any person by law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to such notice. Attendance of a person at any meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS

         4.1. ENUMERATION. The officers of the Corporation will be elected by the Board and will consist of a President, such Vice Presidents (if any) as the Board may elect from time to time, a Secretary, a Treasurer, and such other officers and assistant officers (if any) as the Board may elect from time to time. The Board may at any time elect one of its members as Chairman, to preside at meetings of the Board and of the shareholders and to have such powers and perform such duties as may be prescribed from time to time by the Board. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any two or more offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         4.2. COMPENSATION. The compensation of all officers, assistant officers, and agents of the Corporation will be fixed by, or pursuant to authority delegated by, the Board or a committee thereof from time to time.

         4.3. SUCCESSION. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board as provided in Section 4.1.

         4.4. AUTHORITY AND DUTIES. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board or by the Chairman as provided in Section 4.1.


                                   ARTICLE V

                              DIRECTORS' LIABILITY

         5.1. DIRECTORS' PERSONAL LIABILITY. A Director of the Corporation will not be personally liable, as such, for monetary damages for any action taken, or the failure to take any action, by such Director; provided, however, that this provision will not eliminate or limit the liability of a Director to the extent that such elimination or limitation of liability is expressly prohibited by Section 1713 of the BCL or any successor statute as in effect at the time the alleged action taken, or alleged failure to take action, by such Director.

         5.2.    PRESERVATION OF RIGHTS.  Any repeal or modification of this
Article V will not adversely affect any right or protection existing at the time of such repeal or modification to which any Director or former Director may be entitled under this Article V.
The rights conferred by this Article V will continue as to any person who has ceased to be a Director of the Corporation and will inure to the benefit of the heirs and personal representatives of such person.


                                   ARTICLE VI

                                INDEMNIFICATION

         6.1. MANDATORY INDEMNIFICATION. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation will indemnify, to the fullest extent now or hereafter permitted by law (including without limitation the indemnification provided by Chapter 17, Subchapter D, of the BCL or any successor statute), each Director or officer (including each former Director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, against all expenses (including without limitation attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding.

         6.2. MANDATORY ADVANCEMENT OF EXPENSES. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation will pay all expenses (including without limitation attorneys' fees and disbursements) incurred by a Director or officer (including without limitation a former Director or officer) referred to in
Section 6.1 in defending or appearing as a witness in any action or proceeding described in Section 6.1 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as provided in Section 6.4.

         6.3. PERMISSIVE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation may, as determined by the Board from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or was or is otherwise involved in, any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, against all expenses (including without limitation attorneys' fees and disbursements), judgments, fines (including excise taxes and disbursements) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation may, as determined by the Board from time to time, pay expenses incurred by any such person by reason of such person's participation in an action or proceeding referred to in this Section 6.3 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Corporation as provided in Section 6.4 hereof.

         6.4. SCOPE OF INDEMNIFICATION. Indemnification under this Article VI will not be made by the Corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by Chapter 17, Subchapter D, of the BCL or any successor statute as in effect at the time of such alleged action or failure to take action.

         6.5. INSURANCE. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of other Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VI.

         6.6. CONTRACTS AND FUNDING. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Board, without approval of the shareholders, will have the power to authorize the Corporation to borrow money, including the power to authorize the pledge of the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this
Article VI. Without limiting the generality or effect of any provision of the Articles of Incorporation or applicable law, the Corporation may enter into contracts with any person entitled to indemnification under this Article VI or otherwise, and may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 6.5 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article VI or otherwise.

         6.7. MISCELLANEOUS. Each Director and officer of the Corporation will be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article VI. The rights of indemnification and advancement of expenses provided by this
Article VI will not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any agreement, any vote of shareholders or disinterested directors of the Corporation, any statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and will continue as to a person who has ceased to be an authorized representative of the Corporation and will inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article VI will be provided whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the Corporation. Any repeal or modification of this Article VI will not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article VI.

         6.8. DEFINITION OF CORPORATION FOR THIS ARTICLE VI. Solely for purposes of this Article VI, references to "the Corporation" will include all constituent corporations absorbed in a consolidation or merger, as well as the surviving or resulting corporation or corporations therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving, or new corporation will stand in the same position under the provisions of this
Article VI with respect to the surviving or new corporation as such person would if he or she had served the surviving or new corporation in the same capacity and (ii) any person who is or was an authorized representative of the Corporation will stand in the same position under the provisions of this
Article VI with respect to the surviving or new corporation as such person would with respect to the Corporation if its separate existence had continued.


                                  ARTICLE VII

                            SHARES OF CAPITAL STOCK

         7.1. ISSUANCE OF SHARES. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such shares, or options or other rights to purchase such shares or securities, may be issued or granted in accordance with authority granted by resolution of the Board from time to time.

         7.2. SHARE CERTIFICATES. Certificates representing shares of the capital stock of the Corporation will be in the form adopted from time to time by the Board or an authorized committee thereof, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time certificates are issued and delivered.

         7.3. CLASSES OF STOCK. The designations, preferences, and relative participating, optional, or other special rights of the various classes of capital stock or any series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent such capital stock or, in lieu thereof or in addition thereto, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         7.4. TRANSFERS. Shares of capital stock of the Corporation will be transferred only on the books of the Corporation by the holder of record in person or by such holder's duly authorized representative. Upon surrender to the Corporation or the transfer agent (if any) of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Corporation to issue, or cause its transfer agent (if any) to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.5. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed, or mutilated upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, destroyed, or mutilated. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, destroyed, or mutilated certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Board may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, destroyed, or mutilated or the issuance of the new certificate.

         7.6. RECORD DATE FOR DISTRIBUTIONS. (a) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (b) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the holder or owner in fact thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation will have express or other notice thereof, except as may be otherwise expressly provided by law.

         7.7. REGULATIONS. The Board will have the power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1. CORPORATE SEAL. The Corporation may adopt a corporate seal in such form as the Board may determine from time to time and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         8.2. FISCAL YEAR. The fiscal year of the Corporation will be as designated by the Board from time to time.

         8.3. AUTHORIZATION. All checks, notes, mortgages, evidences of indebtedness, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation, contracts, and other documents, and assignments or endorsements thereof, will be signed by the President or such officer or officers or such other person as the Board may designate from time to time.

         8.4. FINANCIAL STATEMENTS. The Corporation will furnish annual financial statements to its shareholders in accordance with applicable law.

         8.5. RELIANCE UPON BOOKS, REPORTS, AND RECORDS. Each Director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity to the extent provided by law.

         8.6. TIME PERIODS. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

         8.7. EFFECT OF BYLAWS. No provision of these Bylaws will vest any property right in any shareholder.

         8.8. CERTAIN DEFINED TERMS. Terms used herein with initial capital letters that are defined in the Articles of Incorporation are used herein as so defined.


                                   ARTICLE IX

                                   AMENDMENTS

         9.1. AMENDMENT. Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment or repeal adopted by the Board may vary or conflict with any amendment or repeal adopted by the shareholders.

         9.2. EFFECTIVE DATE. Any change in the Bylaws will take effect when adopted unless otherwise provided in the resolution effecting the change.